Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT
1,200,000 Shares
1st Source Corporation
Common Stock, No Par Value
UNDERWRITING AGREEMENT
December 10, 2015
KEEFE, BRUYETTE & WOODS, INC.
787 Seventh Avenue
4th Floor
New York, New York 10019
Ladies and Gentlemen:
1st Source Corporation, an Indiana corporation (the “Company”), and certain shareholders of the Company named in Schedule I hereto (the “Selling Shareholders”) severally confirm their respective agreements with Keefe, Bruyette & Woods, Inc. (“KBW”) with respect to the sale by the Selling Shareholders and the purchase by KBW of the respective number of shares (the “Shares”) of common stock, no par value, of the Company (“Common Stock”) set forth on Schedule I.
The Company and the Selling Shareholders understand that KBW proposes to make a public offering of the Securities as soon as it deems advisable after this Underwriting Agreement (this “Underwriting Agreement” or this “Agreement”) has been executed and delivered.
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-207926), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of Common Stock.   Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness, including the Rule 430 Information (defined below), is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The Company has prepared and has filed or will immediately file a prospectus supplement to the Base Prospectus relating to the Securities in accordance with the provisions of Rule 430A (“Rule 430A”) or Rule 430B (“Rule 430B”) of the Securities Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations.  The information included in such prospectus supplement that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A or Rule 430B is referred to as “Rule 430 Information.”  Such prospectus supplement, including the information and documents incorporated by reference therein, and each other preliminary prospectus that omitted Rule 430 Information that was used after the effectiveness of the Registration Statement, together with the Base Prospectus, is hereinafter called a “Preliminary Prospectus.” Following the Applicable Time (as defined below), the Company shall file with the Commission a final prospectus supplement relating to the Shares in accordance with Rule 424(b), and such final prospectus supplement as filed and including the information and documents incorporated by reference therein, along with the Base Prospectus, is hereinafter called the “Prospectus.”  The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” The “Pricing Disclosure Package” means the Pricing Prospectus, together with the Issuer Free Writing Prospectuses (as defined below), if any, listed on Schedule II hereto, and the pricing information conveyed orally to investors, and as set forth on Schedule III hereto.  For the purposes of this Agreement, the “Applicable Time” is 8 a.m. (Eastern time) on the date of this Agreement. Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the offering of the Shares contemplated hereunder is hereinafter called an “Issuer Free Writing Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company and the Selling Shareholders confirm as follows their respective agreements with KBW.
Section 1.                        (a)            The Company represents and warrants to, and agrees with, KBW that, as of the date hereof and as of the Closing Date (as such term is hereinafter defined):
(i)            The Registration Statement has become effective under the Securities Act, and the Rule 462(b) Registration Statement, if any, became effective upon filing; no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendments thereto, has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; at the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;
(ii)            (1)  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, at the time it became or becomes effective, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Prospectus as of its date, did not, and at the Closing Date will not, contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendments thereto, the Prospectus or the Pricing Prospectus, or any amendments or supplements thereto, made in reliance upon and in strict conformity with information furnished to the Company in writing by KBW expressly for use therein, it being understood and agreed that the only such information provided by KBW is that identified as such in Section 8(c) hereof.  No order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued by the Commission.  Each Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and each Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus delivered to KBW for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;
(iii)            The Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by KBW expressly for use therein, it being understood and agreed that the only such information provided by KBW is that identified as such in Section 8(c) hereof;
(iv)            The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” means any effect or development that, individually or in the aggregate, has, or could reasonably be expected to have, a material adverse effect on the general affairs, condition (financial or otherwise), business, properties, prospects, management, financial position, shareholders’ equity, assets, liabilities or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries, considered as one enterprise;
(v)            Each subsidiary (as defined in Rule 405 under the Securities Act) of the Company (each, a “Subsidiary”), has been duly incorporated (or organized) and is validly existing as a corporation or other organization (or, in the case of 1st Source Bank (the “Bank”), as an

Indiana banking corporation) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed on Schedule IV hereto;
(vi)            The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Pricing Disclosure Package and the Prospectus).  The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Pricing Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights.  All of the issued and outstanding shares of Common Stock (including the Shares owned by Selling Shareholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of the Subsidiaries other than those described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights;
(vii)            The Shares have been duly and validly authorized and issued and are fully paid and non-assessable and, when delivered to and paid for by KBW in accordance with the terms of this Agreement, the Shares will conform to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and such Shares are not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company;
(viii)            This Agreement has been duly authorized, executed and delivered by the Company;
(ix)            The Company and each Subsidiary has been and is in compliance with all applicable laws, rules and regulations (including, without limitation, all applicable regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (“FDIC”), and the Indiana Department of Financial Institutions), the Equal Credit Opportunity Act, the Fair Housing Act, the Community

Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency), except where failure to be so in compliance could not be expected, individually or in the aggregate, to have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to any such laws is pending or, to the knowledge of the Company, threatened;
(x)            The execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Shares by KBW;
(xi)            Ernst & Young LLP, who have certified certain financial statements (which term as used in this Agreement includes the related notes thereto), filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, of the Company and the Subsidiaries, are (i) independent public accountants as required by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn;
(xii)            The financial statements, together with related schedules and notes, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data, the summary financial data and the capitalization and dilution information included in the Pricing Disclosure Package present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration

Statement. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Pricing Disclosure Package.  All disclosures contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus that constitute non-GAAP financial measures (as defined under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Pricing Disclosure Package and the Prospectus;
(xiii)            Neither the Company nor any Subsidiary has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries, (2) there has not been any material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries, considered as one entity (a “Material Adverse Change”), (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;
(xiv)            Neither the Company nor any Subsidiary is (1) in violation of its certificate or articles of incorporation or by-laws (or other organization documents) or (2) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, (3) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2) and (3), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect;
(xv)            Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;
(xvi)            Other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;
(xvii)            The Company and each Subsidiary possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct, and material to the conduct of, the businesses now operated by them; the Company and each Subsidiary is in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or materially adverse modification of any such Permits;
(xviii)            The Company and each Subsidiary owns or possesses rights in respect of all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, service marks, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned or licensed by any of them or which is necessary for the conduct of, or material to, any of their respective businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any Subsidiary with respect to the Intellectual Property; to the Company’s knowledge, neither the Company nor any Subsidiary has infringed or is infringing the intellectual property of a third party, and neither the Company nor any Subsidiary has received notice of a claim by a third party to the contrary;
(xix)            No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect;
(xx)            The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged including, but not limited to, policies covering real and personal property owned or leased by the Company and each Subsidiary against theft, damage, destruction, acts of vandalism and earthquakes; in the last 36 months neither the Company nor any Subsidiary has been refused any material insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;
(xxi)            The Company and each Subsidiary has made and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Subsidiaries.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is in conformity with generally accepted accounting principles and is updated as necessary to comply in all material respects with the requirements of the Securities Act and the Commission’s rules and guidelines applicable thereto and present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply;
(xxii)            Since the date of the latest audited financial statements included in the Pricing Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any Subsidiary to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of the Subsidiaries, and (b) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(xxiii)            The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established;
(xxiv)            All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;
(xxv)            There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be filed as an exhibit to the Registration Statement which are not described or filed as required;
(xxvi)            There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required;
(xxvii)                           All of the information provided to KBW or to counsel for KBW by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct in all material respects as of the dates as of which such information was presented;
(xxviii)                           Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;
(xxix)            Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”).  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such employee benefit plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each employee benefit plan established or maintained by the Company, the

Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;
(xxx)            There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;
(xxxi)             Other than the Selling Shareholders and those other shareholders of the Company who are parties to that certain registration rights agreement filed as an exhibit to the Registration Statement, there are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;
(xxxii)                           The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;
(xxxiii)                           The Company has not distributed and will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Sections 4(a)(iii),(xviii) and (xix) hereof, any Issuer Free Writing Prospectus;
(xxxiv)                           Neither the Company nor any of the Subsidiaries has taken, directly, or indirectly, and neither the Company nor any of the Subsidiaries will take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act) to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act;
(xxxv)             The statistical, market and industry-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;
(xxxvi)               Neither the Company nor any of the Subsidiaries nor, to the best of the Company’s knowledge, any director, officer, employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(xxxvii)                Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and the Subsidiaries and the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;
(xxxviii)                          Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”);
(xxxix)                                        Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement;
(xl)            Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances, and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement.  No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading in any material respect;
(xli)            Any certificate signed by any officer of the Company delivered to KBW or to counsel for KBW in connection with consummation of the transactions contemplated herein, shall be deemed a representation and warranty by the Company to KBW as to the matters covered thereby;
(xlii)            The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and meets in all material respects the applicable requirements for qualification as such. The activities of the Subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve set forth in Title 12 of the Code of Federal Regulations. The Bank holds the requisite authority to do business as an Indiana state-chartered bank with banking powers under the laws of the State of Indiana. The Bank has been duly chartered and is validly existing as an Indiana-chartered commercial bank. The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Reserve System. The activities of the Bank are permitted under the laws and regulations of its jurisdiction of organization;
(xliii)            The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause the Bank to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”;
(xliv)            Since January 1, 2012, the Company, the Bank and each of its subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to result in a Material Adverse Effect. All such reports and statements filed since such date with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, and any other applicable federal or state securities or banking authorities, as the case may be;
(xlv)            As of September 30, 2015, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action;
(xlvi)            Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, the Bank or any of its subsidiaries is a party or subject to any formal agreement or memorandum of understanding with, or order issued by, or has adopted any board resolutions at the request of, the Federal Reserve, the FDIC, or any other bank regulatory authority that imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks;
(xlvii)            Except as described in the Registration Statement and otherwise as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Bank and each of its subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. Neither the Bank nor any of its subsidiaries or any of their respective directors, officers or employees has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account;
(xlviii)                           The deposit accounts of the Bank are insured by the FDIC up to the legal maximum, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened;
(xlix)            The sale of the Shares to be sold by the Selling Shareholders as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(l)            Neither the Company nor any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof; and
(li)            No Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary, except for such prohibitions or restrictions that apply generally to the Bank (including its subsidiaries) as a result of its status as a commercial bank and member of the Federal Reserve System.
The Company has a reasonable basis for making each of the representations set forth in this Section 1(a).  The Company acknowledges that KBW and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to KBW, may rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
(b) Each Selling Shareholder represents and warrants to, and agrees with, KBW that, as of the date hereof and as of the Closing Date:
(i)  (A) The Registration Statement, when it became effective, did not and, as amended or supplemented, if applicable, at the time such amendment or supplement becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (C) the Prospectus will not, at the time the Prospectus or any amendment or supplement to the Prospectus is issued and at the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(b)(i) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished by such Selling Shareholder to the Company consists of (A) the legal name and address of such Selling Shareholder, (B) the number of Shares beneficially owned by such Selling Shareholder before and after the offering, (C) the number of Shares being offered by such Selling Shareholder, and (D) the other information in the footnotes corresponding to such Selling Shareholder, in the case of (A), (B), (C) and (D), that appears in the table under the caption “Selling Shareholders” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The Selling Shareholder is not prompted to sell the Shares to be sold by such Selling Shareholder hereunder by, any material information concerning the Company or any Subsidiary of the Company which is not contained in the Pricing Disclosure Package or the Prospectus.

(ii) The Selling Shareholder has the applicable power and authority to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.  The execution and delivery of this Agreement and the sale and delivery of the Shares to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of any provision of applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, except where such conflict, breach, default, imposition, or violation would not result in a material adverse effect on such Selling Shareholder’s ability to perform its obligations under this Agreement; nor will such action result in any violation of the provisions of the declaration of trust or other organizational instrument of such Selling Shareholder, if applicable.

(iii)  The Selling Shareholder has, and will on the Closing Date have, valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or other encumbrance, other than pursuant to this Agreement.

(iv) The Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or of any other security, whether to facilitate the sale or resale of the Shares or otherwise.

(v)  No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the Securities Act or securities laws or “blue sky” laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares.

(vi)             Upon payment by KBW of the Purchase Price for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by KBW, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee, and the crediting of such Shares on the books of DTC to securities accounts of KBW maintained at DTC (assuming that neither DTC nor KBW has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”), to such Shares), (A) under Section 8-501 of the UCC, KBW will acquire a security entitlement in respect of such Shares and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against KBW with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its charter, by-laws or other organizational document and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate book entries crediting the Shares to the securities accounts of KBW maintained at DTC will have been made on records of DTC pursuant to Section 8-501 of the UCC. As used in this Section 1(b)(vi), the terms “delivery,” “securities account,” “security entitlement” and “adverse claim” have the meanings given them in Article 8 of the UCC.

(vii)            Each Selling Shareholder represents and agrees that, without the prior consent of KBW, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus,” as defined in Rule 405 (any such “free writing prospectus” of any Selling Shareholder, a “Selling Shareholder Free Writing Prospectus”), and it has not used, referred to or distributed, and will not use, refer to or distribute, any such Selling Shareholder Free Writing Prospectus.

The Selling Shareholder has a reasonable basis for making each of the representations set forth in this Section 2(b).  The Selling Shareholder acknowledges that KBW and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to KBW, may rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Any certificate signed by, or on behalf of, such Selling Shareholder delivered to KBW or to counsel for KBW in connection with consummation of the transactions contemplated herein shall be deemed a representation and warranty by such Selling Shareholder to KBW as to the matters covered thereby.

Section 2.                        Subject to the terms and conditions herein set forth, each Selling Shareholder agrees, severally and not jointly, to sell to KBW, and KBW agrees, to purchase from each Selling Shareholder, at a purchase price per share of $29.7375 (the “Purchase Price”), the number of Shares set forth in Schedule I hereto.
Section 3.
(a)            It is understood that KBW proposes to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.
(b)            Payment of the Purchase Price for, and delivery of the Shares (or authorization of electronic delivery of the Shares) shall be made at the offices of Lewis Rice LLC, 600 Washington Avenue, Suite 2500, St. Louis, Missouri 63101, or at such other place as shall be agreed upon by KBW and the Company and the Selling Shareholders, at 10:00 a.m. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten (10) business days after such date as shall be agreed upon by KBW and the Company and the Selling Shareholders (such date of payment and delivery being herein called the “Closing Date”).

(c)            Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Selling Shareholders against delivery to KBW for the Shares to be purchased.

(d)              The Selling Shareholders shall deliver the Shares through the facilities of DTC, unless otherwise instructed by KBW. The Shares delivered on the Closing Date may be uncertificated and delivered through the book entry method on the direct registration system maintained by the Company’s transfer agent. In the event that KBW shall have delivered a written request for delivery of physical certificates at least 3 business days before the Closing Date, certificates for the Shares shall be delivered in such denominations and registered in such names as KBW may request in writing at least one full business day before the Closing Date.
Section 4.
(a)            The Company further covenants and agrees with KBW as follows:
(i)            The Company, subject to Section 4(a)(ii) hereof, will comply with the requirements of Rule 430A or Rule 430B under the Securities Act, and will notify KBW immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, to furnish KBW with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
(ii)            During the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to KBW for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement, and (ii) will not amend or supplement the Registration Statement without KBW’s prior written consent.  Prior to amending or supplementing any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, the Company shall furnish to KBW for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement.  The Company shall not file or use any such proposed amendment or supplement without KBW’s prior written consent.  The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

(iii)            The Company shall furnish to KBW for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without KBW’s prior written consent.  The Company shall furnish to KBW, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as KBW may reasonably request.  If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Shares (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to KBW for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without KBW’s prior written consent.
(iv)            The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as KBW may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 4(a)(iv) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.
(v)            The Company has furnished or will deliver to KBW, without charge, signed copies of the Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon your request, deliver to KBW, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for KBW.  The copies of the Registration Statement and each amendment thereto furnished to KBW will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(vi)            The Company has delivered to KBW, without charge, as many written and electronic copies of each Preliminary Prospectus as KBW reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to KBW, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the

Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as KBW may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to KBW will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(vii)            The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to KBW as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.
(viii)            The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares for at least 12 months following the Closing.
(ix)            The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Shares) on the NASDAQ Global Select Market for at least 12 months following the Closing Date.
(x)            During a period of 80 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of KBW, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (1) the issuance of options to acquire shares of Common Stock or restricted stocks or similar awards granted pursuant to the Company’s benefit plans existing on the date hereof that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as such plans may be amended or (2) the issuance of shares of Common Stock upon the exercise of any such options.
(xi)            During the Lock-Up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or any of the other actions restricted or prohibited under the terms of the form of “lock-up” agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors and shareholders pursuant to Section 6(m) hereof.
(xii)            If KBW, in its sole discretion, agrees to release or waive the restrictions set forth in a “lock-up” agreement described in Section 6(m) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two (2) business days before the effective date of the release or waiver.
(xiii)            The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.  Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NASDAQ Global Select Market all reports and documents required to be filed under the Exchange Act.
(xiv)            The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.
(xv)            If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Eastern time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.
(xvi)            If so requested by KBW, the Company shall cause to be prepared and delivered, at its expense, within one (1) business day from the effective date of this Agreement, to KBW an “electronic Prospectus” to be used by KBW in connection with the offering and sale of the Shares.  As used herein, the term “electronic Prospectus” means a form of Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (A) it shall be encoded in an electronic format, satisfactory to KBW, that may be transmitted electronically by KBW to offerees and purchasers of the Shares, (B) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be, and (C) it shall be in or convertible into a paper format or an electronic format, satisfactory to KBW, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally).  The Company hereby confirms that, if so requested by KBW, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.
(xvii)            The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.
(xviii)            The Company represents and agrees that, without the prior consent of KBW, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; any such free writing prospectus the use of which has been consented to by the Company and KBW is listed on Schedule II hereto.
(xix)            The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.
(b)            Each Selling Shareholder covenants and agrees with KBW as follows:
(i)                Each Selling Shareholder listed on Schedule I hereto shall execute and deliver to KBW an agreement substantially in the form of Exhibit A hereto.
(ii)                Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and such Selling Shareholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.
(iii)                Such Selling Shareholder will advise KBW promptly, and if requested by KBW, will confirm such advice in writing, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), of (i) any Material Adverse Change relating to such Selling Shareholders ability to perform under this Agreement or relating to the Company that comes to the attention of such Selling Shareholder, (ii) any change in information in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto relating to such Selling Shareholder, or (iii) any new material information relating to the Company or relating to any matter stated in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus that comes to the attention of such Selling Shareholder.
(iv)                Such Selling Shareholder will deliver to KBW, prior to or at the Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate KBW’s documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibilities Act of 1982 with respect to the transactions contemplated by this Agreement.
(v)                Each Selling Shareholder represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.
Section 5.
(a)            The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement subject to the limitations set forth in the Pricing Prospectus, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to KBW of this Agreement and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Shares, (iii) the preparation and delivery of the Shares to KBW, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Shares to KBW, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors and counsel for the Selling Shareholders, (v) the qualification of the Shares under securities laws in accordance with the provisions of applicable “blue sky” laws, including filing fees and the reasonable fees and disbursements of counsel for KBW in connection therewith and in connection with the evaluation of applicable “blue sky” laws and any supplement thereto, (vi) the printing and delivery to KBW of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials), (vii) the fees and expenses of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to any investor presentations or any “road show” undertaken in connection with the marketing of the Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to KBW in connection with, the review by the FINRA of the terms of the sale of the Shares, (x) the fees and expenses incurred in connection with the maintenance of the listing of the Shares on the NASDAQ Global Select Market and (xii) all reasonable and customary costs and expenses of KBW, including the reasonable fees and disbursements of counsel for KBW.
(b) If this Agreement is terminated by KBW in accordance with the provisions of Section 6, Section 10 or Section 11 hereof, the Company shall reimburse KBW for all of its documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for KBW through the date of termination.

(c)  The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders have made or may make for the sharing of such costs and expenses.  Without limiting the foregoing, expenses shall be allocated among the Company and the Selling Shareholders in the manner provided in the registration rights agreement filed as an exhibit to the Registration Statement.

Section 6.                        The obligations of KBW hereunder to purchase the Shares on the Closing Date are subject to the performance by the Company and each of the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:
(a)            The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Securities Act and in accordance with Section 4(a)(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Eastern time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)            The respective representations and warranties of the Company and the Selling Shareholders contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and each of the Company and the Selling Shareholders shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
(c)            (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock (other than Common Stock issued pursuant to the exercise of outstanding options or warrants or pursuant to existing employee or director compensation plans described in the Registration Statement) long-term debt of the Company or any Subsidiary, or (2) there shall not have been any Material Adverse Change, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of KBW so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date on the terms and in the manner contemplated in the Pricing Prospectus.
(d)            KBW shall have received on and as of the Closing Date (i) a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to KBW, to the effect (1) set forth in Section 6(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) (2) that none of the situations set forth in clause (i) or (ii) of Section 6(c) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission, and (ii) a certificate of the Selling Shareholders, satisfactory to KBW, to the effect set forth in Section 6(b) (with respect to the respective representations, warranties, agreements and conditions of the Selling Shareholders);
(e)            KBW shall have received on and as of the Closing Date a certificate of the Company’s chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to KBW;
(f)            On the Closing Date, Barnes & Thornburg LLP, as counsel for the Company, or John Griffith, General Counsel of the Company and the Bank, shall have furnished to KBW his or its favorable written opinion, dated the Closing Date, each in customary form and substance satisfactory to counsel for KBW.  On the Closing Date, KBW shall have also received a negative assurance letter, dated as of the Closing Date, from Barnes & Thornburg LLP, counsel for the Company, in customary form and substance satisfactory to counsel for KBW.
(g)            On the Closing Date, Barnes & Thornburg LLP, as counsel for the Selling Shareholders (but not any beneficiary thereof), shall have furnished to KBW its favorable written opinion, dated the Closing Date, in customary form and substance satisfactory to counsel for KBW.

(h)            BKD, LLP and Ernst & Young LLP shall each have furnished to KBW a letter, dated the date of this Agreement, in form and substance satisfactory to KBW, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and each Issuer Free Writing Prospectus, if any.
(i)            On the Closing, KBW shall have received from each of BKD, LLP and Ernst & Young LLP a letter, dated the Closing Date, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 6(h), except that the specified date referred to therein for the carrying out of procedures shall be not more than three business days prior to the Closing Date.
(j)            On the Closing, KBW shall have received the opinion of Lewis Rice LLC, counsel for KBW in connection with the offer and sale of the Shares, in customary form and substance satisfactory to KBW, dated as of such date.
(k)            The Shares to be delivered on the Closing Date shall continue to be approved for listing on the NASDAQ Global Select Market.
(l)            FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.
(m)            KBW shall have received “lock-up” agreements, each substantially in the form of Exhibit A hereto, from all the Selling Shareholders, executive officers subject to the reporting requirements under Section 16(a) of the Exchange Act and directors of the Company and such agreements shall be in full force and effect on the Closing Date.
(n)            On or prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to KBW such further information, certificates and documents as KBW shall reasonably request.
(o)            On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Select Market; (iii) a general moratorium on commercial banking activities declared by any of Federal or Indiana State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of KBW makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date on the terms and in the manner contemplated in the Prospectus;
If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by KBW by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except as provided in Section 5, Section 8 and Section 12.
Section 7.                        This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
Section 8.                        (a) The Company agrees to indemnify and hold harmless KBW and each person, if any, who controls KBW within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus in reliance upon and in strict conformity with written information furnished to the Company by KBW expressly for use therein, it being understood and agreed that the only such information furnished by KBW is the information described as such in Section 8(c) hereof.
(b)            Each of the Selling Shareholders will severally and not jointly indemnify and hold harmless KBW and each person, if any, who controls KBW within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which they or any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company or KBW by or on behalf of the Selling Shareholders expressly for use therein, it being understood and agreed that the only such information furnished by Selling Shareholders consists of (A) the legal name and address of such Selling Shareholder, (B) the number of Shares beneficially owned by such Selling Shareholder before and after the offering, (C) the number of Shares being offered by such Selling Shareholder, and (D) the other information in the footnotes corresponding to such Selling Shareholder, in the case of (A), (B), (C) and (D), that appears in the table under the caption “Selling Shareholders” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(c)            KBW agrees to indemnify and hold harmless the Company, each Selling Shareholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or a Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of KBW expressly for use therein, it being understood and agreed that the only such information furnished by KBW consists of the following information in the Prospectus furnished on behalf of KBW: the table on the cover page containing the terms of the offering by KBW, the first table under the caption “Underwriting” containing the name of the underwriter and number of Shares, the second table under the caption “Underwriting” containing the terms of the offering, the concession and reallowance figures in the first paragraph after the second table under the caption “Underwriting” and the information contained in the first two paragraphs after the heading “Stabilization, Covering Transactions and Penalty Bids” under the caption “Underwriting.”
(d)            Promptly after receipt by an indemnified party under Section 8(a), 8(b) or 8(c) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party).  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Sections 8(a) or (b), shall be selected by KBW. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(e)            If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and KBW on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and KBW on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders on the one hand and KBW on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting any other expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by KBW, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or KBW on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Selling Shareholders and KBW agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e).  The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), KBW shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which KBW has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8(e), no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder from the sale of Shares under this Agreement.
(f)            The obligations of the parties to this Agreements contained in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
Section 9.                        [Reserved]
Section 10.                        If one or more of the Selling Shareholders shall fail to sell and deliver to KBW the Shares to be sold and delivered by such Selling Shareholders at the Closing Date pursuant to this Agreement, then KBW may at its option, by written notice from KBW to the Company and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of KBW or, except as provided in Section 5, Section 8 or Section 12 hereof, the Company or the other Selling Shareholders, or (ii) purchase the shares which the other Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof.  If one or more of the Selling Shareholders shall fail to sell and deliver to KBW the Shares to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the Closing Date, then KBW shall have the right, by written notice from KBW to the Company and the Selling Shareholders, to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes, to the Registration Statement or the Prospectus or any other documents or arrangements may be effected.
Section 11.                        Notwithstanding anything herein contained, this Agreement may be terminated, subject to the provisions of Section 12, in the absolute discretion of KBW, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (a) trading generally on the New York Stock Exchange or on the NASDAQ Global Select Market or the NASDAQ Global Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in Indiana shall have been declared by Federal or Indiana State authorities or a new restriction materially adversely affecting the distribution of the Shares shall have become effective, (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or (e) there has occurred any other Material Adverse Change, in each case the effect of which is such as to make it, in the judgment of KBW, impracticable to market the Shares to be delivered on the Closing Date, or to enforce contracts for the sale of the Shares.
If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 5 and Section 12 hereof; provided that the provisions of Section 8 shall at all times be effective and shall survive such termination.
Section 12.
(a)            The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Shareholders and of KBW set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of KBW, the Company, any Selling Shareholder, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares.
(b)            If this Agreement is terminated pursuant to Section 6 or 11 or if for any reason the purchase of any of the Shares by KBW is not consummated, the Company and the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5, the respective obligations of the Company, the Selling Shareholders and KBW pursuant to Section 8 and the provisions of Section 12 shall remain in effect and, if any Shares have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 5, Section 6 and Section 8 shall also remain in effect.
(c)            If this Agreement shall be terminated by KBW under Section 6 or otherwise because of any failure or refusal on the part of the Company or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company or the Selling Shareholders shall be unable to perform its obligations under this Agreement or any condition of KBW’s obligations cannot be fulfilled, the Company agrees to reimburse KBW for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by KBW in connection with this Agreement or the offering contemplated hereunder.
Section 13.                        This Agreement shall inure to the benefit of and be binding upon the Company and the Selling Shareholders and KBW, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  No purchaser of Shares from KBW shall be deemed to be a successor or assign by reason merely of such purchase.

Section 14.                        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication.  Notices to KBW shall be given to it at 787 Seventh Avenue, 4th Floor, New York, New York 10019, (fax no.: (212) 582-1592); Attention: Equity Capital Markets.  Notices to the Company shall be given to it at 100 North Michigan Street, South Bend, Indiana 46601 (fax no.: (574) 235-2033); Attention: John Griffith, General Counsel. Notices to the Selling Shareholders shall be given to 1st Source Bank, as Trustee, at 100 North Michigan Street, South Bend, Indiana 46601, (fax no.: (574) 235-2033); Attention: Steve Wessell, Trust Department.

Section 15.                        This Agreement may be signed in counterparts, which may be delivered in facsimile by electronic transmission, each of which shall be an original and all of which together shall constitute one and the same instrument.
Section 16.                        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.
Section 17.
(a)            The parties hereby submit to the jurisdiction of and venue in the state and federal courts located in the City of New York, New York, in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.
(b)            The Company and the Selling Shareholders each acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders on the one hand, and KBW, on the other, (ii) in connection therewith and with the process leading to such transaction KBW is acting solely as a principal and not the agent or fiduciary of the Company and the Selling Shareholders or their respective shareholders, creditors, employees or any other party, (iii) KBW has not assumed an advisory or fiduciary responsibility in favor of the Company and the Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether KBW has advised or is currently advising the Company, the Bank and the Selling Shareholders on other matters) or any other obligation to the Company, the Bank and the Selling Shareholders except the obligations expressly set forth in this Agreement, and (iv) the Company, the Bank and the Selling Shareholders have each consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company and each of the Selling Shareholders severally agrees that each will not claim that KBW has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, the Bank and the Selling Shareholders, in connection with such transaction or the process leading thereto.
(c)            The Company acknowledges that KBW’s research analysts and research departments are required to be independent from KBW’s investment banking divisions and are subject to certain regulations and internal policies, and that KBW’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of KBW’s investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against KBW with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by KBW’s investment banking divisions.  The Company acknowledges that KBW is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transaction for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
(d)            Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without KBW imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
(e)            This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Shareholders and KBW, with respect to the subject matter hereof.
(f)            The Company and the Selling Shareholders and KBW hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[remainder of page intentionally left blank; signatures begin on next page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Shareholders and KBW.

Very truly yours,

1ST SOURCE CORPORATION

By:	/s/ John B. Griffith
Name: John B. Griffith
Title: Executive Vice President

THE SELLING SHAREHOLDERS

1ST Source Bank
as Trustee of each of the respective Morris Trusts (identified on Schedule I hereto)

By:	/s/ Steve Wessell
Name: Steve Wessell
Title: Executive Vice President

The foregoing Underwriting Agreement is hereby confirmed and accepted by KBW in New York, New York as of the date first above written.

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Patrick Koster
Name: Patrick Koster
Title: MD

SCHEDULE I

Selling Shareholder	Shares Being Purchased Pursuant to this Underwriting Agreement
1st Source Bank, As Trustee of the particular trusts identified in the table below (“Morris Trusts”)	1,200,000

List of Morris Trusts by Family Groups
 with Shares Being Purchased Pursuant to this Underwriting Agreement

1st Source Bank, as Trustee of Morris Trusts for benefit of Ernestine C. Nickle and Family
E. L. Morris FBO E.C. Nickle	0
E. C. Nickle Charitable Annuity Trust	0
E.L. Morris Trust FBO Ernestine C. Nickle Family	0
Ernestine M. Raclin Charitable Irrev Trust FBO Ernestine C. Nickle Family (Trust # 43-0199-30-7)	141,688
Ernestine M. Raclin Irrevocable Trust FBO Ernestine C. Nickle Family (Trust # 43-0201-30-1)	229,930
Ella Morris Charitable Trust FBO Ernestine C. Nickle Family	0
E. L. Morris Irrev Charitable Living Trust FBO Ernestine C. Nickle Family	0
Ernestine M. Raclin Irrevocable Trust FBO Ernestine C. Nickle Family (Trust #43-0200-30-3)	228,382

1st Source Bank, as Trustee of Morris Trusts for benefit of S.C. Carmichael and Family
E. L. Morris FBO S.C. Carmichael	0
S.C. Carmichael Charitable Annuity Trust	0
E. L. Morris Trust FBO S.C. Carmichael Family	0
Ernestine M. Raclin Charitable Irrev Trust FBO S.C. Carmichael Family (Trust # 43-0199-50-5)	141,688
Ernestine M. Raclin Irrevocable Trust FBO S.C. Carmichael Family (Trust # 43-0201-50-9)	229,930
Ella Morris Charitable Trust FBO S.C. Carmichael Family	0
E. L. Morris Irrev Charitable Living Trust FBO S.C. Carmichael Family	0
Ernestine M. Raclin Irrevocable Trust FBO S.C. Carmichael Family (Trust #43-0200-50-1)	228,382

SCHEDULE II

Issuer Free Writing Prospectuses
None

SCHEDULE III

Pricing Information Conveyed Orally to Investors
None

SCHEDULE IV
Subsidiaries
Name
1st Source Bank
SFG Aircraft, Inc. (formerly known as SFG Equipment Leasing, Inc.)
1st Source Insurance, Inc.
1st Source Specialty Finance, Inc.
1st Source Leasing, Inc.
1st Source Capital Corporation
Trustcorp Mortgage Company (Inactive)
1st Source Master Trust
Michigan Transportation Finance Corporation
1st Source Intermediate Holding, LLC
1st Source Funding, LLC (Inactive)
1st Source Corporation Investment Advisors, Inc.
SFG Commercial Aircraft Leasing, Inc.
SFG Equipment Leasing Corporation Inc.
Washington and Michigan Insurance, Inc.

EXHIBIT A

Form of Lock-up Agreement

December 10, 2015

KEEFE, BRUYETTE & WOODS, INC.
787 Seventh Avenue
4th Floor
New York, New York 10019

Re:            Proposed Public Offering by 1st Source Corporation.

Ladies and Gentlemen:

The undersigned, a shareholder, executive officer and/or director of 1st Source Corporation, an Indiana corporation (the “Company”), understands that Keefe, Bruyette & Woods, Inc. (“KBW”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and each of the selling shareholders named therein providing for the public offering of shares of the Company’s common stock, no par value (the “Common Stock”).

In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with KBW that, commencing on the date hereof and ending on, and including, the date that is 80 days from the date of the Underwriting Agreement (such 80-day period being referred to herein as the “Lock-Up Period”), the undersigned will not (and will cause any spouse or immediate family member (as defined in Rule 16a-1(e) of the Securities Exchange Act of 1934, as amended, referred to herein as the “Exchange Act”) of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to), without the prior written consent of KBW, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, enter into any other economic arrangement equivalent to a sale, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or exercise any right with respect to the registration of any of the foregoing, or file or cause to be filed any registration statement in connection therewith under the Securities Act of 1933, as amended (the “Securities Act”), (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, hedge or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

Notwithstanding the foregoing, (A) the foregoing restrictions shall not apply to (i) pledges in a bona fide transaction that are in effect as of the date hereof to a lender to the undersigned, as disclosed in writing to KBW, and (ii) in the case of a Selling Shareholder, shares of Common Stock sold pursuant to the Underwriting Agreement; and (B) the undersigned may transfer the undersigned’s shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement, where the Common Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, (iv)  to any wholly-owned Subsidiary or Affiliate (each within the definitions of Rule 405 under the Securities Act) of the undersigned or to any corporation, partnership or other business entity with which the undersigned shares in common an investment manager or advisor that has investment discretionary authority with respect to the undersigned’s and the entity’s investments pursuant to an investment advisory or similar agreement, provided that the transferee agrees in writing to be bound by the restrictions set forth herein prior to any such transfer, and provided further that any such transfer shall not involve a disposition for value, (v) as a distribution to the beneficiaries of the undersigned, provided that the transferee(s) agree(s) in writing to be bound by the restrictions set forth herein prior to such transfer as if a party hereto or (vi) with the prior written consent of KBW.

The undersigned represents and warrants that the undersigned beneficially owns the shares of Common Stock covered by this Lock-Up Agreement and that the undersigned now has and, except as contemplated by clauses (B)(i) through (B)(vi) above, for the duration of this Lock-Up Agreement will have good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock, except in compliance with this Lock-Up Agreement.  In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

In addition, the undersigned agrees that, during the Lock-Up Period, without the prior written consent of KBW (which consent may be withheld in its sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock (“Related Securities”) and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any shares of Common Stock or Related Securities pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective on or before December 31, 2015, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Signature: ______________________________________

Print Name: _____________________________________

EXHIBIT B
Form of Press Release
1st Source Corporation
[Date]
1st Source Corporation (“Company”) announced today that Keefe, Bruyette & Woods, Inc., the underwriter in the recent public offering of 1,200,000 shares of the Company’s common stock by certain selling shareholders, is [waiving][releasing] a lock-up restriction with respect to[•] shares of the Company’s common stock held by [certain officers or directors][an officer or director] of the Company.  The [waiver][release] will take effect on [•], and the shares may be sold on or after such date.
This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.